UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2009

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois	60455
(Address of Principal Executive Offices)	(Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Manitex International, Inc. (the “Company”), through its Canadian subsidiary, Manitex LiftKing, ULC, an Alberta corporation (“Manitex LiftKing”), currently has a $4.5 million Canadian revolving line of credit. This line of credit is evidenced by a Master Revolving Note between Manitex LiftKing and Comerica Bank (“Comerica”), dated December 29, 2006, as amended on August 9, 2007, October 18, 2007 and June 30, 2008 (the “Canadian Note”). On January 26, 2009, Manitex LiftKing and Comerica entered into an Advance Formula Agreement (the “New Advance Formula Agreement”), which amends and restates the Advance Formula Agreement between the parties dated December 29, 2006. Set forth below is a summary of the New Advance Formula Agreement, which is qualified in its entirety by reference to the copy of the New Advance Formula Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The New Advance Formula Agreement limits the maximum amount outstanding under the Canadian Note to the sum of (1) 80% of eligible receivables, plus (2) the lesser of 30% of eligible work-in-process inventory or CDN $500,000, plus (3) the lesser of 50% of eligible inventory less work-in-process inventory or CDN $3.0 million. Under the New Advance Formula Agreement, at January 26, 2009, the maximum the Company could borrow based on available collateral was CDN $4.5 million.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
Name:	David H. Gransee
Title:	Vice President and Chief Financial Officer

Date: January 28, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	Advance Formula Agreement, dated January 26, 2009, made by Manitex LiftKing, ULC in favor of Comerica Bank.